UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )


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[ ]       Preliminary Information Statement
[ ]       Confidential, for use of the Commission
          only (as permitted by Rule 14c-5(d)(2)
[X]       Definitive Information Statement
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                        CONVERGENCE COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)
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

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                               GENERAL INFORMATION
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         We are a facilities-based provider of high-quality, low-cost integrated communications services through our own metropolitan area networks. We operate in recently deregulated and high growth markets, principally Mexico, Venezuela and Central America.

         This information statement is first being furnished on or about November 2, 2001, to our shareholders of record as of the close of business on October 10, 2001 in connection with the amendment of our Amended and Restated Articles of Incorporation. The amendments, which are described in more detail below, will (i) increase the maximum number of members of our Board of Directors (the "Board") from 10 to 12, and (ii) require at least 75% of our Board to approve certain equity offerings.

         Our Board has approved, and a total of 12 of our shareholders holding 55,450,886 shares of our common stock (representing approximately 95.1% of our equity securities on a voting basis) have consented in writing to the amendments. That approval and consent are sufficient under ss.ss. 78.320 and
78.565 of the Nevada Revised Statutes, our bylaws and our articles to approve the amendments. Accordingly, the amendments will not be submitted to our other shareholders for a vote and this information statement is being furnished to you solely to provide you with information concerning the amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US ONE, WITH RESPECT TO THE AMENDMENT. WE ARE SENDING THIS INFORMATION STATEMENT TO YOU ONLY FOR INFORMATIONAL PURPOSES. THE HOLDERS OF A MAJORITY OF THE VOTES OF OUR OUTSTANDING CAPITAL STOCK HAVE ALREADY APPROVED THE AMENDMENT BY WRITTEN CONSENT. A VOTE OF OUR REMAINING SHAREHOLDERS IS NOT NECESSARY.

         For additional information about us, please refer to our Annual Report on Form 10-KSB for the year ended December 31, 2000, and the other periodic filings (including our quarterly reports on Form 10-QSB dated March 31, 2001 and our periodic reports on Form 8-K) we have made with the Securities and Exchange Commission, or SEC, which are incorporated herein by this reference. If you would like copies of any of those documents, you can request (by phone or in writing) copies of them by sending your request to our principal office:
Convergence Communications, Inc., 102 West 500 South, Suite 320, Salt Lake City, Utah 84101, telephone (801) 328-5618, Attn: Anthony Sansone, Secretary. We will not charge you for any of the copies. You can also obtain copies of those documents from the electronic filing site maintained by the SEC on the world-wide web (www.sec.gov/archives/edgar), from the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or the various regional SEC offices.

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                                 THE AMENDMENTS
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         Article IV of our Amended and Restated Certificate of Incorporation, or
the Certificate, contains a number of sections dealing with the organization and operation of our Board. Section B.1 of that Article currently provides that the maximum number of persons that may sit on our Board is ten, and Section B.7 of that Article provides the general rule that decisions by our Board may be taken by a majority vote at any meeting where there is a quorum of directors present.

         The proposed amendments will increase the maximum number of directors on our Board from 10 persons to 12 persons, and will modify the approval requirements at the Board level for certain types of equity financings that we engage in through December 31, 2007. The first amendment will be accomplished by amending Section B.1 of Article IV of the Certificate to read, in it's entirety, as follows:

                  1. Number. The number of directors of the Corporation shall be set by the Bylaws, but shall not be less than three (3) nor more than twelve (12).

         The second  amendment will be accomplished  by amending  Section B.7 of
Article IV of the Certificate, to read in its entirety as follows:

                  7. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. If at any meeting of the directors there shall be less than such a quorum, a majority of those present may adjourn the meeting. Every decision by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation, by these Articles of Incorporation, or unless the decision in question relates to the approval of any offering by the Corporation of its equity securities ("Equity Financing") through December 31, 2007 other than (a) pursuant to the Corporation's management incentive plans, (b) to fund acquisitions by the Corporation of assets or operations using securities of the Corporation in lieu of cash payment therefor, or (c) pursuant to any agreement of the Corporation existing as of September 17, 2001. Any Equity Financing shall require the approval of at least 75% of the directors in office at the time that the approval of any such Equity Financing is considered.

         The amendments will be effected by filing an amendment to our articles with the Secretary of State for the State of Nevada. The amendments will become effective when the filing is accepted by the Secretary of State's office. We do not intend to file the amendment with the Secretary of State's office until at least 20 days after we mail this information statement to you.

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                           APPROVAL OF THE AMENDMENTS
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         On September 6, 2001,  our Board  approved the  amendments by unanimous written consent. In approving the amendments, our Board considered a number of factors, including the current composition of our Board of Directors, the number of Directors who historically participated in Board meetings, the likelihood that we would need to engage in equity financings prior to December 31, 2007, and our contractual obligations under the terms of a private placement we recently completed with two accredited individuals under which we agreed to
propose  the  amendments  to  our  Board  of  Directors  and   shareholders  for
consideration and approval.

         We have also received written consents to the amendments from a total of 12 of our shareholders who own a total of 55,450,886 shares of our common stock. Those shares collectively represent approximately 95.1% of the votes that could be cast at any meeting of our shareholders.

         Under the provisions of the Nevada Revised Statutes and our articles, any action required or permitted to be taken at a meeting of our shareholders may be taken without a meeting if, before or after that action, a written consent to the action is signed by shareholders holding at least a majority of the votes represented by our outstanding equity securities. The Nevada Revised Statutes also provide that, where action is taken by written consent, no shareholder meeting with respect to that action need be called.

         The actions described in this information statement will not afford our shareholders the opportunity to dissent from the actions described herein, or to receive an agreed or judicially determined value for their shares.

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                                TAX CONSEQUENCES
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         The  amendment  of our  articles as is  described  in this  information statement should not result in any taxable gain or loss to us or to you as a shareholder. The tax basis for your shares should also not be affected by the amendment, nor should the holding period for your shares. The federal income tax discussion included in this section is included as general information only. You are urged to consult with your own tax advisor to determine your tax effects, if any, from the amendment.

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                              BENEFICIAL OWNERSHIP
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         The  following  table  sets forth  certain  information  regarding  the beneficial ownership of our outstanding securities as of October 10, 2001 by the following parties:

          o all those persons or entities known by us to be beneficial owners of 5% or more of each class of our outstanding securities, or "5% Shareholders"

          o    all directors and our executive officers as a group

          o parties that do not fall into any of the categories listed above, but which approved the amendments.

The data presented are based on information provided to us by the parties specified above and are being included in this information statement to provide you with information regarding the relative ownership interests of the parties who have consented in writing to the amendment and who hold management positions with us.



                     Name of                                              Number of         Percentage of
                Beneficial Owner                    Class                  Shares               Class(1)
                ----------------                    -----                  ------               ------
TCW/CCI Holding LLC and TCW/CCI Holding II LLC      Common                    7,950,657         13.7%
    (5% Shareholder)(2)*

AES Telecom Americas, Inc.                          Common                   11,764,705         20.2%
    (5% Shareholder)(3)*

Telematica EDC, C.A.                                Common                    8,599,901         14.7%
    (5% Shareholder)(4)*

FondElec Essential Services                         Common                    2,437,229          4.2%
Growth Fund, L.P.*

Norberto Priu                                       Common                   14,976,247         25.7%
    (5% Shareholder)(5)*

Raquel Emilse Oddone                                Common                    2,515,193          4.3%
de Ostry(6)*

Jean D'Ambrosio*                                    Common                      793,554          1.4%

International Finance                               Common                    1,191,087          2.0%
Corporation(7)*

Lance D'Ambrosio                                    Common                    3,605,439          6.2%
    (5% Shareholder/ Chairman)(8)*

Troy D'Ambrosio                                     Common                      638,542          1.1%
    (Sr. V.P./Director)(9)*

Anthony Sansone                                     Common                      165,555           +
    (V.P., Treasurer and Secretary)(10)*

Glacier Latin America, Ltd.(11)                     Common                      880,411          1.5%

All directors and officers as a group (19           Common                    5,393,202          9.1%
persons)(12)
----------------------


*Party that approved the amendments.
+Less than 1%

(1) Based on 58,312,075 outstanding shares of common stock, which does not include 572,468 shares of common stock held by our wholly-owned indirect subsidiary, WCI Cayman Inc. The inclusion of any shares as "beneficially owned" does not constitute an admission of beneficial ownership (which has a broad definition under the securities laws) of those shares. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed. Also, each person is deemed to beneficially own any shares issuable on exercise of stock options or warrants held by that person that are currently exercisable or that become exercisable within 60 days after October 10, 2001.

(2) Includes 5,228,452 shares of the total 7,950,657 shares noted that are held by TCW/CCI Holding LLC and 2,722,205 shares of the total 7,950,657 shares noted that are held by TCW/CCI Holding II LLC. TCW/CCI Holding LLC and TCW/CCI Holding II LLC are affiliate funds sponsored by TCW/Latin America Partners LLC. Does not include up to 4,195,656 shares of common stock that may be acquired under the terms of a 60-day option issued to TCW/Latin America Partners LLC on September 11, 2001 which is assignable to certain affiliates of that entity, including the named stockholders. If the holder of the option exercises that option, we have the right to repurchase one-half of the same number of shares as are exercised under the option from each of two other shareholders on the same purchase terms. See footnotes 3 and 5 below. Also does not include 1,626,953 shares of common stock that may be acquired under a one-year option granted one of the named stockholders on September 11, 2001.

(3) Includes up to 2,097,828 shares of common stock that may be acquired under the terms of an option issued to one of our stockholders on September 11, 2001 which gives that stockholder the right to purchase up to 4,195,656 shares from us and which then gives us the right to purchase one half of the shares so acquired (up to 2,097,828 shares) from the named stockholder. See footnote 2 above. Telematica EDC, C.A. is an affiliate of AES Telecom Americas, Inc.

(4) AES Telecom Americas, Inc. is an affiliate of Telematica EDC, C.A. Does not include 1,626,953 shares of common stock that the named stockholder may acquire under a one-year option we granted it on September 11, 2001.

(5) Includes up to 2,997,828 common shares that are subject to options granted two other stockholders on September 11, 2001, including the option described in the first sentence of footnote 3 and the option described in footnote 7. Upon any exercise of those options, we have the right to acquire shares of common stock from the named stockholder. Does not include 276,581 shares of common stock that the named stockholder can acquire under a one-year option we granted him on September 11, 2001. Includes 8,817 shares subject to options we granted to certain members of our Board of Directors under our Director Stock Plan, but which were assigned to the named stockholder under the terms of the designees' arrangements with the named stockholder.

(6) Does not include 211,502 shares of common stock that the named stockholder can acquire under a one-year option we granted him on September 11, 2001. Includes options to acquire 8,817 common shares which were granted to the named stockholder's designees to our Board of Directors under our Director Stock Plan, but which were assigned to the named stockholder under the terms of the designees' arrangements with the named stockholder.

(7) Does not include 900,000 shares that the named stockholder can acquire under the terms of an option we granted it on September 11, 2001. If the named stockholder exercises the option, we have the right to acquire an equal number of shares from another stockholder. Se footnote 5 above.

(8) Includes shares held in the name of the named stockholder and held in the name of entities over which the named stockholder has voting and/or beneficial control and for which he does not disclaim beneficial ownership. Also includes shares held by an entity jointly controlled by the named stockholder and Troy D'Ambrosio.

(9) Includes shares held by an entity that is controlled jointly by the named stockholder and Lance D'Ambrosio.

(10) Shares shown are held by a limited liability company for which the named stockholder acts as the managing member. The named stockholder does not disclaim beneficial ownership of such shares. Also includes options to acquire 50,000 common shares.

(11) Does not include 130,155 shares of common stock that may be acquired under the terms of a one-year option issued to the stockholder on September 11, 2001.

(12) Assumes the matters set forth in notes 1 through 10. Includes options to acquire 800,333 common shares. Includes the shares held by Lance D'Ambrosio as a "5% Shareholder," Mr. D'Ambrosio also serves as a director.

                                               * * *

                                                 By Order of the Directors

                                                 /s/Anthony Sansone_
                                                 ------------------
                                                 Anthony Sansone
                                                 Secretary
                                                 Dated:  November 1, 2001